UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   April 17, 2008
LANDSTAR SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	021238 (Commission File Number)	06-1313069 (I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida (Address of principal executive offices)	32224 (Zip Code)
(904) 398-9400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 News Release

Item 2.02 Results of Operations and Financial Condition
On April 17, 2008, Landstar System, Inc. (the “Company”) issued a press release announcing results for the first quarter of fiscal 2008. A copy of the press release is attached hereto as Exhibit 99.1.
Historically, the Company reported the results of three individual operating segments: the carrier segment, the global logistics segment and the insurance segment. Beginning in the thirteen-week period ended March 29, 2008, the Company revised the presentation format of its segment disclosure to consolidate the previously reported three segments to two segments: the transportation logistics segment and the insurance segment. This change in segment reporting reflects increased centralization and consolidation of the administrative and sales functions across all of the Company’s operating subsidiaries and the increased similarity of the services provided by the operations of the Company’s various operating subsidiaries, primarily with respect to truck brokerage services. As a result of this change in presentation, the revenue and operating results formerly separated into the carrier and global logistics segments, together with corporate overhead, which was previously included as “other” in the segment information, have been consolidated into the transportation logistics segment. This change in segment reporting had no impact on the Company’s consolidated balance sheets, income statements, cash flows or changes in shareholders’ equity for any periods. This change in segment reporting also had no impact on financial reporting with respect to the Company’s insurance segment. Prior year segment information has been adjusted to reflect the change in segment reporting.
The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits
Exhibits
99.1    News Release dated April 17, 2008 of Landstar System, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.
Date: April 17, 2008	By:	/s/ James B. Gattoni
		Name:	James B. Gattoni
		Title:	Vice President and Chief Financial Officer

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